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                                                                 EXHIBIT 23.6



                      CONSENT OF HART PUBLICATIONS, INC.


        We hereby consent to the use in this Prospectus constituting party of the Registration Statement on Form S-1 of Continental Natural Gas, Inc. ("CNG") of a summary of surveys published by our firm in April, 1996 (Vol. 2 No. 4) and the January, 1997 (Vol. 3 No. 1) issues of Hart's Report on Gas Customer Satisfaction.



                                        HART PUBLICATIONS, INC.




                                        By: /s/ STEPHEN P. MUNRO
                                           -----------------------------------
                                           Stephen P. Munro
                                           Associate Publisher


Rockville, Maryland
June 13, 1997